Exhibit 10.4

Form of Payoff Letter

June 21, 2024

EOS Energy Enterprises, Inc.

3920 Park Ave,

Edison, NJ 08820

Attention: [xxx]

Phone: [xxx]

Email: [xxx]

Ladies and Gentlemen:

Reference is made to that certain Senior Secured Term Loan Credit Agreement, dated as of July 29, 2022 (as amended, modified, supplemented, or restated from time to time prior to the date hereof, the “Credit Agreement”), by and among Eos Energy Enterprises, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and ACP Post Oak Credit I LLC, as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties. All initially capitalized terms not defined herein shall have the meanings ascribed to those terms in the Credit Agreement.

For good and valuable consideration, Borrower, each Lender, Administrative Agent and Collateral Agent have agreed to terminate the Credit Agreement, each other Loan Document and satisfy in full the outstanding Secured Obligations of Borrower and each Loan Party under the Credit Agreement and each other Loan Document on the Termination Date (as defined below) pursuant to the terms set forth herein.

(1) In consideration of the agreements set forth herein, the Borrower hereby promises to pay, or cause to be paid, the following amounts:

(i)	for the account of Insured Lender (as defined on Annex I hereto) (a) $11,941,793.59 to be released from the Interest Escrow Account (the “Interest Escrow Amount”) and disbursed via wire transfer in immediately available funds by Acquiom Agency Services, LLC (the “Escrow Agent”), as escrow agent to the account of the Insured Lender, and (b) $8,000,000 (the “Agreed Payoff Amount”) in immediately available funds via wire transfer to the Administrative Agent (for further disbursement to the accounts identified by Insured Lender in the funds flow furnished to the Administrative Agent); and

(ii)	for the account of ACP Post Oak Credit I, LLC (“Participant”), $1,000,000; provided that in lieu of the payment of such amount in immediately available funds to Participant, Participant hereby accepts the Participation (as defined in that certain Participation Agreement, dated as of the date hereof (the “Participation Agreement”), by and between CCM Denali Debt Holdings, LP (“CCM Lender”), and Participant) from CCM Lender and such amount shall be paid (or deemed paid) to CCM Lender as consideration for the Participation.

As used herein, the “Termination Date” means the earliest date on which each of the following requirements have been satisfied: (A)(x) irrevocable instructions have been delivered by the Borrower and the Administrative Agent to the Escrow Agent to disburse the Interest Escrow Amount to the account of the Insured Lender and (z) the Agreed Payoff Amount has been paid to the account of the Administrative Agent, in accordance with the above clauses (1)(i)(a) and (b) respectively, (B) the occurrence of the effective date of the Participation Agreement, (C) the occurrence of the effective date of that certain Insurer Letter Agreement, dated as of the date hereof (the “Insurer Letter Agreement”), by and among Borrower and each Insurer party thereto, and (D) both (x) that certain Endorsement #4 to the Insurance Policy is effective and (y) the Insurers shall have confirmed their acceptance of the final Proof of Loss (as defined in the Insurance Policy) and intent to pay.

Eos Energy Enterprises, Inc.

June 21, 2024

If the Termination Date has not occurred on or prior to 5:00 p.m. New York City time on June 24, 2024 (as such date may be extended, from time to time, in writing (e-mail being sufficient) by agreement of the Borrower, the Administrative Agent and the Insured Lender, each acting in their sole discretion), this Payoff Letter (as defined below), the Participation Agreement and the Insurer Letter Agreement shall be of no further force and effect. If this Payoff Letter terminates prior to the occurrence of the Termination Date, then (i) the Insured Lender shall repay to Borrower within one (1) Business Day all amounts received by the Insured Lender pursuant to the terms of this Payoff Letter and (ii) without duplication, Administrative Agent shall repay to Borrower within one (1) Business Day all amounts received by the Administrative Agent pursuant to the terms of this Payoff Letter.

(2) This payoff letter agreement (the “Payoff Letter”) confirms, and each party hereto agrees, that upon the occurrence of the Termination Date (A) all of the Secured Obligations and any other liabilities, obligations, indebtedness or covenants under the Credit Agreement, the other Loan Documents and any other document between any of the Borrower and other Loan Parties, on the one hand, and the Administrative Agent, Collateral Agent or Lenders, on the other (other than the Surviving Obligations), shall be terminated and deemed to have been paid and satisfied in full (including, without limitation, the obligation to pay fees, expenses, charges and disbursements of counsel in respect of services rendered on or prior to the Termination Date pursuant to Section 13.03 of the Credit Agreement), (B) all Commitments and Loan Documents shall be deemed to be automatically terminated and, on and with effect from the Termination Date, shall have no further force or effect, other than those provisions that expressly survive termination pursuant to the Surviving Obligations, (C) all liens, and security interests and pledges in favor of any Secured Party, or granted to secure the Secured Obligations, shall be automatically released and terminated without further act on any part of any Person (including, without limitation, the automatic termination, cancellation and discharge of all licenses and other rights to Deposit Material (as defined in the ESA referred to below) and any other intellectual property of the Borrower or any Subsidiary granted to Administrative Agent, Collateral Agent, or any Lender), (D) all guaranties of the Secured Obligations under the Loan Documents shall automatically terminate without further act on any part of any Person and (E) the Administrative Agent shall promptly (but in any event within 5 Business Days of the Termination Date) deliver to the Borrower and all other Loan Parties (or any designee of the Borrower and the other Loan Parties) all of the collateral it has in its possession (if any) including, without limitation, promissory notes, certificates representing the Collateral and related stock powers, intercompany notes, chattel paper and any instruments of transfer therefor and any other instruments.

As used herein, “Surviving Obligations” means (i) the obligations and agreements under this Payoff Letter or the Insurer Letter Agreement, and (ii) any obligations and agreements under Sections 5.01, 5.02, 5.03 and 13.03 of the Credit Agreement, which are stated to expressly survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of the Credit Agreement or any other Loan Document, or any provision thereof; provided that the Administrative Agent, the Collateral Agent and the Lenders hereby agree that, as of the Termination Date, the Borrower shall have no obligation to pay fees, expenses, charges and disbursements of counsel of the Administrative Agent, the Collateral Agent or the Lenders in respect of services rendered on or prior to the Termination Date; provided further that, as of the effective date hereof, the Administrative Agent, the Collateral Agent and the Lenders each represent to the Borrower that, to its knowledge, no losses, claims, damages, penalties, liabilities or related expenses have been asserted or threatened against it or its Related Parties (collectively, the “Indemnitees”) in respect of any matter that would result in the Borrower’s obligation to indemnify such Indemnitees pursuant to any provision of the Credit Agreement or any other Loan Document.

Eos Energy Enterprises, Inc.

June 21, 2024

(3) Borrower shall execute and deliver to or for the Administrative Agent such additional documents and shall provide such additional information as the Administrative Agent may reasonably require to carry out the terms of this Payoff Letter. Each of the Administrative Agent, the Collateral Agent and each Lender shall execute and deliver to or for the Borrower such additional documents and shall provide such additional information as the Borrower (or its respective designee) may reasonably require to carry out the terms of this Payoff Letter.

(4) Administrative Agent hereby authorizes the Borrower (or any designee of the Borrower) to prepare and file UCC-3 termination statements (to the extent such financing and registration statements have not already expired by their terms) and other releases (including intellectual property releases), discharges and satisfaction of all mortgages necessary to effectuate the releases contemplated herein.

(5) Each of Administrative Agent and Collateral Agent hereby agrees to promptly take any steps required (a) to terminate (including, on the Termination Date, to execute and deliver a notice of termination to each bank or other financial institution party to) each Control Agreement for a Deposit Account or other account of a Loan Party and (b) to terminate the Three-Party Escrow Service Agreement (the “ESA”) between Eos Energy Technology Holdings LLC, Administrative Agent and NCC Group Software Resilience (NA) LLC dated July 29, 2022 (including, on the Termination Date, to execute and deliver a joint written notice of termination with Eos Energy Technology Holdings LLC to effect such termination).

(6) This Payoff Letter confirms that as of the Termination Date, the “Obligations” as defined in each of the Amended and Restated Limited Liability Company Agreement of EOS Energy Technology Holdings, LLC, a Delaware limited liability company (“Technology Holdings”), dated as of July 29, 2022 (the “Technology Holdings LLCA”), and the Limited Liability Company Agreement of EOS Enterprise Holdings, LLC, a Delaware limited liability company (“Enterprise Holdings”), dated as of July 29, 2022 (the “Enterprise Holdings LLCA” and, together with the Technology Holdings LLCA, the “LCCAs”), shall be deemed to have been paid and satisfied in full and that, with effect from the Termination Date, the Administrative Agent’s consent is not required to amend or modify either LLCA and neither Technology Holdings nor Enterprise Holdings is required to have an “Independent Manager” or “Springing Member” as defined in each LLCA.

(7) The Borrower agrees to pay the Administrative Agent and the Collateral Agent for all reasonable and documented out-of-pocket costs and expenses incurred thereby after the Termination Date in connection with the obligations and agreements thereof under Paragraphs (3) and (5) of this Payoff Letter.

(8) Each Lender hereby represents and warrants, as of the Termination Date, that it is the sole legal and beneficial owner of and has good title to each of the Loans and the Commitments set forth on Annex I attached hereto free and clear of any Lien.

(9) If any payment or transfer (or any portion thereof) made (or deemed made) by Borrower to the Administrative Agent, the Collateral Agent or any Lender shall be subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, avoided, rescinded, set aside or otherwise required to be returned or repaid, whether in bankruptcy, reorganization, insolvency or similar proceedings involving any Loan Party or otherwise, then such payment or transfer and all security interests with respect thereto shall immediately be reinstated, without need for any action by any Person (except for the filing of a new UCC1 financing statement, if applicable), and shall be enforceable against the Loan Parties and their successors and assigns as if such payment had never been made.

Eos Energy Enterprises, Inc.

June 21, 2024

(10) In consideration of the agreements of the Administrative Agent, the Collateral Agent, the Lenders and the Insurers herein and in the Insurer Letter Agreement, Borrower, on behalf of itself and each other Loan Party, hereby fully and forever releases, withdraws, waives and discharges any and all claims, rights, demands, damages, causes of action, judgments or liabilities which Borrower or any other Loan Party has, had or may have ever had against the Administrative Agent, the Collateral Agent, any Lender or any Insurer, and each of their respective affiliates, and all officers, directors, employees, agents, legal counsel, advisors and attorneys-in-fact of any of the foregoing Persons, from all damages, losses, claims and liabilities of any kind or character, known or unknown, present or future in any way arising out of or relating to the Loan Documents, the Obligations or the Insurance Policy (including without limitation, all such damages, losses, claims and/or liabilities which arise out of contract, tort, violation of law or otherwise), to the extent that any such damages, losses, claim or liabilities shall be based in whole or in part upon facts, circumstances, actions or events existing on or prior to the Termination Date.

(11) Confidentiality. Each party hereto agrees that it will keep confidential and will not disclose the existence or the content of this Payoff Letter; provided that the parties hereto may disclose this Payoff Letter (i) to their respective attorneys, accountants, consultants, and other professionals to the extent necessary to perform their services, provided that such party informs such person that such information is confidential and directs such person to maintain the confidentiality of such information, (ii) to any affiliate, partner, member, stockholder, lender, or wholly owned subsidiary of any party or their respective affiliates in the ordinary course of business, provided that such party informs such person that such information is confidential and directs such person to maintain the confidentiality of such information, (iii) to the extent necessary to enforce such party’s rights under this Payoff Letter, or (iv) as may otherwise be required by applicable law, regulation or legal process; provided that in the case of this clause (iv) if practicable, such party promptly notifies the other party of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure; provided further that Borrower hereby acknowledges and agrees that it is not required to file in any disclosure or report with the Securities Exchange Commission Annex I to this Payoff Letter, the signature page of the Insured Lender, the identity of the Insured Lender or any of its Affiliates or the amount of its respective Commitments and Loans, and prior to filing any report or disclosure with the Securities Exchange Commission or releasing any press release or other similar public disclosure that, in each case, contains the name of the Insured Lender or any of its Affiliates or the amount of its respective Commitments and Loans, the Borrower shall, except to the extent prohibited by applicable law, furnish a copy of the proposed disclosure materials to the Insured Lender and consult in good faith with the Insured Lender regarding any revisions it may request.

(12) THIS PAYOFF LETTER SHALL BE GOVERNED BY AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(13) This Payoff Letter may be executed by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which, taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Payoff Letter by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Payoff Letter.

(14) This Payoff Letter may be executed and delivered by facsimile or portable document format (.PDF), and the production of a facsimile or portable document format counterpart shall have the same force and effect as production of an originally executed counterpart for all purposes.

(15) The parties hereto agree that CCM Lender is a third party beneficiary of this Payoff Letter and shall be able to enforce the provisions hereof as if it were a party hereto.

(16) This Payoff Letter and the other agreements referenced in Paragraph (1) of this Payoff Letter constitute the entire agreement between the parties with respect to the subject matter of this Payoff Letter. There are no other agreements or understandings, written or oral, express or implied. This Payoff Letter shall be effective as of the Termination Date subject to the Administrative Agent’s receipt of an executed counterpart hereto from each party hereto.

[Signature pages follow]

Very truly yours,

ACP POST OAK CREDIT I LLC, as Administrative Agent

By:
Name:
Title:

ACP POST OAK CREDIT I LLC, as Collateral Agent

By:
Name:
Title:

ACP POST OAK CREDIT I LLC, as a Lender

By:
Name:
Title:

Signature Page to Payoff Letter

[●]
as a Lender

By:
Name:
Title:

Signature Page to Payoff Letter

Accepted and agreed to by the undersigned as of the date first set forth above:

EOS ENERGY ENTERPRISES, INC.

By:
Name:
Title:

Signature Page to Payoff Letter

STRICTLY CONFIDENTIAL

SUBJECT TO PARAGRAPH (11) OF THE PAYOFF LETTER

ANNEX I

Loans and Commitments

Annex I